Digirad Announces Departure of CFO Richard B. Slansky; Initiates Search for Replacement

POWAY, CA -- (Marketwire - March 28, 2012) - Digirad Corporation (NASDAQ: DRAD) today announced that Richard B. Slansky has resigned his position as Chief Financial Officer effective April 20, 2012, in order to accept another executive position. Digirad CEO Todd P. Clyde, who had formerly served as Digirad CFO for six years, will assume the CFO responsibilities on an interim basis until a new CFO is identified.

Clyde said, "The Board and I appreciate all of Richard's excellent work and financial leadership over the past three years and wish him well in his new role. His high standards and tough expense control were an instrumental part of our successful emergence from the very challenging regulatory and reimbursement environment that descended on the Company shortly after his arrival. Our financial position is very solid as we look to the future."

Clyde continued, "We have already taken the initial steps to institute a search to find the ideal CFO candidate that will help Digirad as we enter the next phase of corporate development and pursue new growth opportunities to enhance value for our shareholders."

About Digirad
Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad® is a registered trademark of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our expanded commitment to protect stockholder rights, and our desire to maximize stockholder value. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact
Matt Clawson
Allen & Caron
949-474-4300

Company Contact
Todd P. Clyde
Chief Executive Officer
858-726-1600